Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Annual Report on Form 10-K for the year ended December 31, 2008 filed by Neuro-Hitech, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 30, 2009	By:	/s/ David Ambrose
David Ambrose Chief Executive Officer

Date: March 30, 2009	By:	/s/ David Barrett
David Barrett Chief Financial Officer